Exhibit 3.256

WK-208760 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Given under my hand and Seal at George Town in the Island of Grand Cayman this 15th day of May Two Thousand Fourteen An Authorised Officer, Registry of Companies, having by Special resolution dated 7th day of May Two Thousand Fourteen changed its name, is now incorporated under name of Cayman Islands. ROWAN S116E#3, INC. Ralph Coffman Cayman Limited www.verify.gov.ky 16 May 2014 Authorisation Code : 944740294359